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                                                                    Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the TriVida Corporation 1998 Equity Incentive Plan of our report dated October 15, 1999, with respect to the financial statements of TriVida Corporation (A Development Stage Company) included in Be Free's Current Report on Form 8-K dated March 14, 2000 filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP


Los Angeles, California
March 30, 2000